Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES FIRST QUARTER 2026 RESULTS
CONSHOHOCKEN, Pa. – May 5, 2026 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the first quarter ended March 31, 2026.
First Quarter Business Highlights
•Completed the largest de novo expansion in the history of the home medical equipment industry, meeting an aggressive go live schedule to become the exclusive provider to the more than 10 million members of our new strategic partner.
•The acceleration of the transition came with $12.0 million of elevated labor expense, of which the majority was variable and is expected to normalize by the end of the second quarter. The remainder was elevated wages and benefits that the Company expects to decline as it aligns the operating model to the service requirements.
•Advanced digital patient engagement and expanded self-service capabilities, growing registered myApp users to 412,000, up 26% from the fourth quarter of 2025.
•In April 2026, completed a $1.1 billion refinancing of the Company’s senior secured credit facility, meaningfully reducing near-term amortization obligations, lowering the weighted average cost of debt, and providing committed capital to redeem the Company’s 6.125% Senior Notes due 2028 following the call premium expiration in August 2026.
•In April 2026, completed the disposition of the Company's remaining custom rehabilitation assets, further concentrating the Company's portfolio around its core Sleep and Respiratory Health businesses.
First Quarter Results

All comparisons are to the quarter ended March 31, 2025.
•Net revenue was $819.8 million compared to $777.9 million, an increase of 5.4%.
•Organic revenue growth of 9.1%, with growth across each of the Company’s reportable segments.
•Net loss attributable to AdaptHealth Corp. was $16.0 million compared to net loss of $7.2 million.
•Adjusted EBITDA was $121.2 million compared to $127.9 million, a decrease of 5.3%.
•Cash flow from operations was $93.7 million, a slight decrease from $95.5 million, and free cash flow was negative $27.5 million, compared to negative $0.1 million.

Management Commentary

“The opening months of 2026 have set the stage for what will be a defining year for AdaptHealth,” said Suzanne Foster, Chief Executive Officer. “We completed the largest de novo expansion in the history of the home medical equipment industry, delivering revenue well ahead of our first quarter guidance, with broad-based organic growth across all four segments. Although we incurred elevated labor costs to execute the transition responsibly, we are already working to optimize the business for our newly attained scale.”

Financial Outlook

For fiscal year 2026, the Company is raising net revenue guidance by $10 million and maintaining Adjusted EBITDA and free cash flow guidance, as follows:
•Net revenue of $3.45 billion to $3.52 billion
•Adjusted EBITDA of $680 million to $730 million
•Free cash flow of $175 million to $225 million
Conference Call
Management will host a teleconference today, Tuesday, May 5, 2026, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•833-316-2483 (Domestic) or
•785-838-9284 (International)

When prompted, reference Conference ID: AHCO1Q26
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.5 million patients annually in all 50 states through its network of approximately 670 locations in 48 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and organic revenue, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses organic revenue, which is a financial measure that is not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that it is useful to investors, as a supplement to U.S. GAAP measures. The change in net revenue from organic revenue is reported as organic revenue as a percentage of prior period total reported net revenue. Management believes organic revenue is meaningful to investors as it provides appropriate visibility into how the Company changes organically—that is, within its existing operations using its own resources.

Organic revenue is defined as all changes in reported net revenues from the comparable period presented, excluding: (1) increases in net revenue in the current period from acquisitions attributable to businesses and/or assets the Company has owned for less than one year based on the month of acquisition. This excludes the acquisition of assets from previous providers to facilitate the transition of patients related to newly awarded at-risk capitated contracts, since the revenue related to these agreements is earned organically; and (2) decreases in net revenue from dispositions existing in the prior period from divested product lines, services, and/or businesses for which there is no revenue recognized in the current period.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash	$47,964	$106,136
Accounts receivable	391,966	370,897
Inventory	159,269	151,247
Prepaid and other current assets	88,277	100,619
Total current assets	687,476	728,899
Equipment and other fixed assets, net	622,185	509,956
Operating lease right-of-use assets	122,972	111,968
Finance lease right-of-use assets	49,918	52,300
Goodwill	2,567,365	2,541,428
Identifiable intangible assets, net	80,232	85,121
Deferred income taxes, net	275,061	267,786
Other assets	18,798	19,119
Total Assets	$4,424,007	$4,316,577
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$601,392	$553,700
Current portion of long-term debt	24,375	20,313
Current portion of operating lease obligations	34,035	30,728
Current portion of finance lease obligations	19,863	17,702
Contract liabilities	59,729	59,843
Other liabilities	3,893	30,106
Total current liabilities	743,287	712,392
Long-term debt, less current portion	1,798,902	1,715,983
Operating lease obligations, less current portion	93,528	85,470
Finance lease obligations, less current portion	30,004	32,604
Other long-term liabilities	243,805	243,804
Total Liabilities	2,909,526	2,790,253
Total Stockholders' Equity	1,514,481	1,526,324
Total Liabilities and Stockholders' Equity	$4,424,007	$4,316,577

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31,
	2026	2025
Net revenue	$819,799	$777,882
Costs and expenses:
Cost of net revenue	708,298	657,444
General and administrative expenses	95,908	86,854
Depreciation and amortization, excluding patient equipment depreciation	10,104	10,414
Total costs and expenses	814,310	754,712
Operating income	5,489	23,170
Interest expense, net	25,594	28,399
Loss before income taxes	(20,105)	(5,229)
Income tax (benefit) expense	(5,232)	850
Net loss	(14,873)	(6,079)
Income attributable to noncontrolling interest	1,167	1,128
Net loss attributable to AdaptHealth Corp.	$(16,040)	$(7,207)

Weighted average common shares outstanding - basic	135,779	134,799
Weighted average common shares outstanding - diluted	135,779	134,799

Basic net loss per share	$(0.12)	$(0.05)
Diluted net loss per share	$(0.12)	$(0.05)

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(14,873)	$(6,079)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	106,469	94,345
Equity-based compensation	6,532	5,296
Reduction in the carrying amount of operating lease right-of-use assets	10,659	7,490
Reduction in the carrying amount of finance lease right-of-use assets	5,046	3,374
Deferred income tax benefit	(5,600)	(776)
Amortization of deferred financing costs	1,186	1,283
Writeoff of fixed assets	691	—
Other	(786)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(21,069)	(15,429)
Inventory	(7,751)	9,159
Prepaid and other assets	11,913	194
Operating lease obligations	(10,298)	(7,861)
Operating liabilities	11,603	4,531
Net cash provided by operating activities	93,722	95,527
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(121,212)	(95,585)
Payments for business acquisitions	(84,683)	—
Proceeds from the sale of assets	1,439	—
Net cash used in investing activities	(204,456)	(95,585)
Cash flows from financing activities:
Repayments on long-term debt and lines of credit	(14,063)	(25,000)
Proceeds from borrowings on lines of credit	100,000	—
Repayments of finance lease obligations	(3,104)	(3,221)
Proceeds received in connection with employee stock purchase plan	464	564
Payments relating to the Tax Receivable Agreement	(26,846)	(25,012)
Distributions to noncontrolling interests	(1,522)	(2,046)
Payments for tax withholdings from vesting of restricted stock units	(2,367)	(1,324)
Net cash provided by (used in) financing activities	52,562	(56,039)
Net decrease in cash	(58,172)	(56,097)
Cash at beginning of period	106,136	109,747
Cash at end of period	$47,964	$53,650

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended March 31, 2026 and 2025.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, litigation settlement expense, and other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net loss attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net loss attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026		2025
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net loss attributable to AdaptHealth Corp.	$(16,040)	(2.0)%	$(7,207)	(0.9)%
Income attributable to noncontrolling interest	1,167	0.2%	1,128	0.1%
Interest expense, net	25,594	3.1%	28,399	3.7%
Income tax (benefit) expense	(5,232)	(0.6)%	850	0.1%
Depreciation and amortization, including patient equipment depreciation	106,469	13.0%	94,345	12.1%
EBITDA	111,958	13.7%	117,515	15.1%
Equity-based compensation expense (a)	6,532	0.8%	5,296	0.7%
Litigation settlement expense (b)	500	0.1%	—	—%
Other non-recurring expenses, net (c)	2,203	0.2%	5,127	0.6%
Adjusted EBITDA	$121,193	14.8%	$127,938	16.4%
Adjusted EBITDA Margin		14.8%		16.4%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents an estimated expense to settle a shareholder derivative complaint.
(c)
The 2026 period consists of $1.6 million of consulting expenses associated with asset dispositions and $0.9 million of transaction costs associated with acquisitions, partially offset by $0.3 million of other net non-recurring income. The 2025 period consists of $2.3 million of consulting expenses associated with asset dispositions, $1.6 million of consulting expenses associated with systems implementation activities, and $1.2 million of other non-recurring expenses.

Free Cash Flow
This press release presents AdaptHealth’s free cash flow for the three months ended March 31, 2026 and 2025.
AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.
The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three months ended March 31, 2026 and 2025:

	Three Months Ended
(in thousands)	March 31,
	2026	2025
Net cash provided by operating activities	$93,722	$95,527
Purchases of equipment and other fixed assets	(121,212)	(95,585)
Free cash flow	$(27,490)	$(58)

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery, CFA
Senior Vice President, Investor Relations
IR@adapthealth.com